SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2007

Health Enhancement Products, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 385-3800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.

Entry into Material Definitive Agreement

The Company has entered into a Pharmaceutical Development Agreement with its new wholly-owned subsidiary, HEPI Pharmaceuticals, Inc.  Under the Development Agreement, the  Company is granting the subsidiary the right to develop the potential pharmaceutical applications of PAZ and its derivatives.  In exchange for these rights, the  Company became the sole stockholder of HEPI Pharmaceuticals and is entitled to certain payments based on the attainment of specified development milestones and sales revenues.  As previously announced, the pharmaceutical division’s objective is to develop potential pharmaceutical applications for the Company’s primary product, ProAlgaZyme (PAZ).

Item 9.01 — Financial Statements and Exhibits

 (d)

Exhibits

10.1

Collaborative Development Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2007	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/ Janet L. Crance
Janet L. Crance, Chief Accounting Officer

EXHIBIT INDEX

Item 9.01 — Financial Statements and Exhibits

 (d)

Exhibits

10.1

Collaborative Development Agreement.